SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -------------------------------

        FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         -------------------------------

                             CONE MILLS CORPORATION
                             ----------------------
             (Exact name of registrant as specified in its charter)

       North Carolina                                 56-0367026
       --------------                                 -----------
      (State or other jurisdiction of      (I.R.S. Employer Identification No.)
       incorporation or organization)

                  3101 N. Elm Street, Greensboro, NC 27415-6540
                  ---------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                             CONE MILLS CORPORATION
             2000 STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
             -------------------------------------------------------
                            (Full Title of the Plan)

          Neil W. Koonce, Vice President, General Counsel and Secretary
                             Cone Mills Corporation
                               3101 N. Elm Street
                            Greensboro, NC 27415-6540
                     (Name and address of agent for service)

                                 (336) 379-6220
                                 --------------
          (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

                                                 Proposed            Proposed
                                                 Maximum             Maximum        Amount of
         Title of                 Amount to be   offering price      Aggregate      registration
  securities to be registered     registered     per Share*          Price*         fee
-----------------------------     ------------   --------------      ----------     --------------
common stock, par value           300,000        $5.84375            $1,753,125      $462.83*
$.10 per share                    Shares


*Pursuant to Rule 457(h), the average of the high and low prices of Cone Mills Corporation's Common Stock as reported on the New York Stock Exchange on May 12, 2000, have been used to calculate the amount of the registration fee.

         This Registration Statement on Form S-8 covers 300,000 shares of common stock, par value $.10 per share, (the "Common Stock") of Cone Mills Corporation (the "Registrant") issuable pursuant to the terms of the Registrant's 2000 Stock Compensation Plan For Non-Employee Directors (the "Plan") as compensation to a director of the Registrant who is eligible to receive compensation under the Plan for service as a director.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the Registrant's Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The Registrant is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission. The following documents have previously been filed by the Registrant with the Commission and are incorporated herein by reference as of their respective dates:

         a) the Annual Report on Form 10-K of Cone Mills Corporation for the fiscal year ended January 2, 2000.

         b) the Quarterly Report on Form 10-Q of Cone Mills Corporation for the quarter ended April 2, 2000.

         c) the description of the Common Stock of the Registrant contained in Amendment No. 1 on Form 8 to the Registration Statement on Form 8-A dated June 17, 1992 of Cone Mills Corporation filed pursuant to Section 12(b) of the Exchange Act; the Registration Statement on Form 8-A dated October 29, 1999 of Cone Mills Corporation, filed pursuant to Section 12(b) of the Exchange Act, which contains a description of certain rights relating to the Common Stock; and any amendment or report filed for the purpose of updating such descriptions, including, without limitation, the Quarterly Report on Form 10-Q of Cone Mills Corporation for the quarter ended April 2, 2000.

         All documents that are hereafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of the Common Stock issuable pursuant to the Plan have been issued or which deregisters any shares then remaining unissued, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

        Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------
     Legal matters in connection with the securities registered hereunder are being passed upon for the Registrant by Neil W. Koonce, Esq., Vice President, General Counsel and Secretary for the Registrant.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

              Article 6 of the Registrant's Restated Articles of Incorporation, as amended, provides:

                           Article 6. INDEMNIFICATION

         (a) Indemnification in Actions Other Than Actions by the Corporation or by a Person Suing Derivatively. When by reason of the fact that he is or was serving as a director, officer, employee or agent of the Corporation or while serving in any such or like capacity at the request of the Corporation in any other corporation, partnership, joint venture or other enterprise, any person is or was a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (except any action, suit or proceeding brought by the Corporation or by any person seeking derivatively to enforce any liability of such person to the Corporation), such person shall be indemnified or reimbursed by the Corporation for the expenses (including attorneys' fees) which he actually and reasonably incurred and for any liabilities which he may have incurred in consequence of such action, suit or proceeding, subject to the following conditions:

             (1) If, with respect to any action, suit or proceeding, or with respect to any claim, matter or issue therein, such person is wholly successful on the merits, or if the proceeding involving such person is an administrative or investigative proceeding and does not result in his indictment or a fine or penalty imposed upon him, then the Corporation shall reimburse him for the expenses (including attorneys' fees) which he actually and reasonably incurred in consequence of his defense of or participation in such action, suit or proceeding, or of any claim, issue or matter therein.

             (2) If, with respect to any action, suit or proceedings, or with respect to any claim, issue or matter therein, such person is wholly successful in his defense otherwise than solely on the merits, the Corporation shall reimburse him for the expenses (including attorneys' fees) which he actually and reasonably incurred, in consequence of his defense or participation in such action, suit or proceeding, or of any claim, issue or matter therein, if

                  (A) The Board of Directors, by vote of a majority of a quorum consisting of directors who were not parties to such action, suit or proceeding, shall approve such reimbursement; or

                  (B) If no such quorum be obtainable, by vote of a majority of the members of the Board of Directors then in office, acting pursuant to a written opinion of independent legal counsel. For this purpose, the General Counsel of the Corporation or members of his staff shall not be deemed to be "independent legal counsel"; or

                  (C) In any event, by vote of the holders of a majority of the shares entitled to vote at a meeting of the shareholders.

         (3) If, with respect to any action, suit or proceedings, or with respect to any claim, issue or matter therein, such person is not wholly successful or is unsuccessful in his defense, or if the proceeding to which he is a party results in his indictment, or in a fine or penalty imposed upon him then the Corporation shall reimburse him for the expenses (including attorneys' fees) which he actually and reasonably incurred and the amount of any judgment, money decree, fine, penalty or settlement for which he may have become liable, in either of the following instances:

                  (A) The Board of Directors, by vote of a majority of a quorum consisting of directors who are not parties to such action, suit or proceedings, shall have determined that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he also had no reasonable cause to believe his conduct was unlawful, and the Corporation shall have given such information to the shareholders of the Corporation with respect thereto as is required by applicable law.

                           The termination of any action,  suit or proceeding by
                  judgment, order, settlement, conviction, or upon a plea of guilty or nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation, or, with respect to any criminal action, that he had no reasonable cause to believe that his conduct was unlawful.

                  (B) A plan for such payment is submitted to the shareholders for action at an annual or special meeting of the shareholders, and the plan is approved by the holders of a majority of the shares entitled to vote at such meeting, excluding shares held directly or indirectly by any persons to be benefited if the plan is approved. Whenever the Board of Directors is required by this Article to determine the facts requisite to awarding reimbursement or indemnification, their determination as to such facts shall be conclusive in the absence of fraud.

         (b) Indemnification in Actions by the Corporation or by Any Person Suing Derivatively. When because of his duties or activities while serving as a director, officer, employee or agent of the Corporation or while serving in any such or like capacity at the request of the Corporation in any other corporation, partnership, joint venture or other enterprise, any person is a party to an action, suit or proceeding by the Corporation or by any person suing derivatively on behalf of the Corporation to establish his liability to the Corporation arising out of his alleged dereliction of duty to the Corporation, such person shall be entitled to reimbursement or indemnification from the Corporation only to the extent permitted, and only pursuant to the procedure authorized, by the General Statutes of North Carolina or otherwise by law.

         (c) General Provisions Relating to Indemnification Under this Article:

         (1) In this Article 6 the term "officer" shall include any dominant shareholder engaged to perform services for the Corporation, whether as employee or independent contractor; and the term "dominant shareholder" shall mean a shareholder of the Corporation who by virtue of his share holdings has legal power, either directly or indirectly or through another corporation or series of corporations, domestic or foreign, to elect a majority of the directors of the Corporation.

         (2) In this Article 6 the term "person" shall include the heirs, executor, administrator, or other legal representative of such person.

         (3) Expenses incurred or to be incurred by a person in defending or participating in any action, suit or proceedings referred to in subsection (a) may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such person to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized by this Article.

         (4) Whenever the Corporation, whether by action of the Board of Directors or by the shareholders, shall reimburse or indemnify a director, officer, agent or employee as permitted by this Article, the determination shall be made with respect to the particular case and the particular applicant for indemnity or reimbursement.

         (5) The indemnification authorized by this Article shall not be deemed exclusive of any other rights to indemnification or reimbursement which are or may hereafter be permitted by law.

     (d) Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or
                                       5
who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power, pursuant to law or pursuant to this Article, to indemnify him against such liability.

Article XI of the Registrant's Bylaws, as amended, provides:

                           Article XI. INDEMNIFICATION

         Section 11-1. Extent. In addition to the indemnification otherwise provided for by law or by the Articles of Incorporation of the Corporation, the Corporation shall indemnify and hold harmless its directors and officers against all liability and litigation expense, including reasonable attorneys' fees, arising out of their status as directors or officers or their activities in any of such capacities or in any capacity in which any of them is or was serving, at the Corporation's request, in another corporation, partnership, joint venture, trust or other enterprise and the Corporation shall indemnify and hold harmless its directors, officers, and employees who are deemed to be fiduciaries of the Corporation's employee pension and welfare benefit plans as defined under the Employee Retirement Income Security Act of 1974, as amended ("ERISA fiduciaries"), against all liability and litigation expense, including reasonable attorneys' fees, arising out of their status or activities as ERISA fiduciaries; provided, however, that the Corporation shall not indemnify a director or officer against liability or litigation expense that he may incur on account of his activities that at the time taken were known or reasonably should have been known by him to be clearly in conflict with the best interests of the Corporation, and the Corporation shall not indemnify an ERISA fiduciary against any liability or litigation expense that he may incur on account of his activities that at the time taken were known or reasonably should have been known by him to be clearly in conflict with the best interests of the employee benefit plan to which the activities relate. The Corporation shall also indemnify the director, officer or ERISA fiduciary for reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted herein, if it is determined in accordance with Section 11-2 of this Article that the director, officer or ERISA fiduciary is entitled to indemnification hereunder.

         Section 11-2. Determination. Any indemnification under Section 11-1 shall be paid by the Corporation in any specific case only after a determination that the director, officer or ERISA fiduciary did not act in a manner, at the time the activities were taken, that was known or reasonably should have been known by him to be clearly in conflict with the best interests of the Corporation, or the employee benefit plan to which the activities relate, as the case may be. Such determination shall be made (a) by the affirmative vote of a majority (but not less than two) of directors who are or were not parties to such action, suit or proceeding or against whom any such claim is asserted ("disinterested directors") even though less than a quorum, or (b) if a majority (but not less than two) of disinterested directors so direct, by independent legal counsel in a written opinion, or (c) by the vote of a majority of all of the voting shares other than those owned or controlled by directors, officers or ERISA fiduciaries who were parties to such action, suit or proceeding or against whom such claim is asserted, or by a unanimous vote of all of the voting shares, or (d) by a court of competent jurisdiction.

         Section 11-3. Advanced Expenses. Expenses incurred by a director, officer or ERISA fiduciary in defending a civil or criminal claim, action, suit or proceeding may, upon approval of a majority (but not less than two) of the disinterested directors, even though less than a quorum, or, if there are less than two disinterested directors, upon unanimous approval of the Board of Directors, be paid by the Corporation in advance of the final disposition of such claim, action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or ERISA fiduciary to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified against such expenses by the Corporation.

         Section 11-4. Corporation. For purposes of this Article, references to directors, officers or ERISA fiduciaries of the "Corporation" shall be deemed to include directors, officers and ERISA fiduciaries of Cone Mills Corporation, its subsidiaries, and all constituent corporations absorbed into Cone Mills Corporation or any of its subsidiaries by a consolidation or merger.

         Section 11-5. Reliance And Consideration. Any director, officer or ERISA fiduciary who at any time after the adoption of this Bylaw serves or has served in any of the aforesaid capacities or any other capacity for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this Bylaw. No amendment, modification or repeal of this Article XI shall adversely affect the right of any director, officer or ERISA fiduciary to indemnification hereunder with respect to any activities occurring prior to the time of such amendment, modification or repeal.

         Section 11-6. Insurance. The Corporation may purchase and maintain insurance on behalf of its directors, officers, employees and agents and those persons who were serving at the request of the Corporation as a director, officer, partner or trustee of, or in some other capacity in, another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or otherwise. Any full or partial payment made by an insurance company under any insurance policy covering any director, officer, employee or agent made to or on behalf of a person entitled to indemnification under this Article shall relieve the Corporation of its liability for indemnification provided for in this Article or otherwise to the extent of such payment, and no insurer shall have a right of subrogation against the Corporation with respect to such payment.

     The North Carolina  General  Statutes  contain  provisions  prescribing the extent to which directors and officers shall or may be indemnified. These statutory provisions are set forth below:
                                       7

                      CH. 55 N.C. BUSINESS CORPORATION ACT

Part 5.  Indemnification.

Section 55-8-50.  Policy Statement and Definitions.

         (a) It is the public policy of this State to enable corporations organized under this Chapter to attract and maintain responsible, qualified directors, officers, employees and agents, and, to that end, to permit corporations organized under this Chapter to allocate the risk of personal liability of directors, officers, employees and agents through indemnification and insurance as authorized in this Part.

         (b) Definitions in this Part:

                  (1) "Corporation" includes any domestic or foreign corporation absorbed in a merger which, if its separate existence had continued, would have had the obligation or power to indemnify its directors, officers, employees, or agents, so that a person who would have been entitled to receive or request indemnification from such corporation if its separate existence had continued shall stand in the same position under this Part with respect to the surviving corporation.

                  (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

                  (3) "Expenses" means expenses of every kind incurred in defending a proceeding, including counsel fees.

                  (4)(a) "Officer", "employee", or "agent" includes, unless the context requires otherwise, the estate or personal representative of a person who acted in that capacity.

                  (4)(b) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

                  (5) "Official capacity" means: (i) when used with respect to a director, the office of director in a corporation; and (ii) when used with respect to an individual other than a director, as contemplated in G.S. 55-8-56, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

                  (6) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

                  (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

Section 55-8-51.  Authority to Indemnify.

         (a) Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

                  (1)  He conducted himself in good faith; and

                  (2) He reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and

                  (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

         (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).

         (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

         (d) A corporation may not indemnify a director under this section:

                  (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                  (2)  In  connection  with  any  other  proceeding   charging
         improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

         (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.

         (f) The authorization, approval or favorable recommendation by the board of directors of a corporation of indemnification, as permitted by this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such indemnification shall be void or voidable on such ground.

Section 55-8-52.  Mandatory Indemnification.

         Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 55-8-53.  Advance For Expenses.

         Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

Section 55-8-54.  Court-ordered Indemnification.

         Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

                  (1) The director is entitled to mandatory indemnification under G.S. 55-8-52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

                  (2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in G.S. 55-8-51 or was adjudged liable as described in G.S. 55-8-51(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.
                                       10

Section 55-8-55.  Determination and Authorization of Indemnification.

     (a) A corporation may not indemnify a director under G.S. 55-8-51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in G.S. 55-8-51.

     (b) The determination shall be made:

                  (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

                  (2) If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

                  (3) By special legal counsel (i) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or (ii) if a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

                  (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

         (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection
(b)(3) to select counsel.

Section 55-8-56.  Indemnification of Officers, Employees, and Agents.

         Unless a corporation's articles of incorporation provide otherwise:

                  (1) An officer of the corporation is entitled to mandatory indemnification under G.S. 55-8-52, and is entitled to apply for court ordered indemnification under G.S. 55-8-54, in each case to the same extent as a director.

                  (2) The corporation may indemnify and advance expenses under this Part to an officer, employee, or agent of the corporation to the same extent as to a director; and

                  (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

Section 55-8-57.  Additional Indemnification and Insurance.

         (a) In addition to and separate and apart from the indemnification provided for in G.S. 55-8-51, 55-8-52, 55-8-54, 55-8-55 and 55-8-56, a
corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan. Any provision in any articles of incorporation, bylaw, contract, or resolution permitted under this section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

         (b) The authorization, adoption, approval, or favorable recommendation by the board of directors of a public corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation or bylaw provision or contract or resolution shall be void or voidable on such grounds. The authorization, adoption, approval, or favorable recommendation by the board of directors of a nonpublic corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, which occurred prior to July 1, 1990, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation, bylaw provision, contract or resolution shall be void or voidable on such grounds. Except as permitted in G.S. 55-8-31, no such bylaw, contract, or resolution not adopted, authorized, approved or ratified by shareholders shall be effective as to claims made or liabilities asserted against any director prior to its adoption, authorization, or approval by the board of directors.

         (c) A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under any provision of this Chapter.

Section 55-8-58.  Application of Part.

         (a) If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles.

         (b) This Part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.

         (c) This Part shall not affect rights or liabilities arising out of acts or omissions occurring before July 1, 1990.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits.
         --------

         The Exhibits to this Form S-8 are listed in the accompanying Index to Exhibits.

Item 9.  Undertakings.
         ------------

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus  required by section 10(a) (3)
                        of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii)To include any material information with respect to
                         the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement.

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, North Carolina on May 15, 2000.

                                            CONE MILLS CORPORATION

                                           By: /s/ John L. Bakane
                                              --------------------
                                              John L. Bakane
                                              President and Chief
                                              Executive Officer

                                POWER OF ATTORNEY

         Each officer or director whose signature appears below hereby appoints John L. Bakane and Neil W. Koonce, or either of them, his true and lawful attorney-in-fact to sign on his behalf as an individual and in the capacity stated below, any amendment or post-effective amendment to this Registration Statement which said attorney-in-fact may deem appropriate or necessary.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities:

Signature                  Title                              Date
---------                  -----                              ----

/s/ Dewey L. Trogdon  Chairman of the Board              May 15, 2000
--------------------
(Dewey L. Trogdon)


/s/ John L. Bakane    Director, President and            May 15, 2000
------------------    Chief Executive Officer
(John L. Bakane)     (Principal Executive Officer)

Gary L. Smith         Executive Vice President           May 15, 2000
--------------        and Chief Financial Officer
(Gary L. Smith)      (Principal Financial Officer)

/s/ Doris R. Bray          Director                      May 15, 2000
-----------------
(Doris R. Bray)

/s/ Haynes G. Griffin      Director                      May 15, 2000
---------------------
(Haynes G. Griffin)

/s/ Bruce H. Hendry        Director                      May 15, 2000
-------------------
(Bruce H. Hendry)

/s/Jeanette C. Kimmel      Director                      May 15, 2000
---------------------
(Jeanette C. Kimmel)

/s/David T. Kollat         Director                      May 15, 2000
------------------
(David T. Kollat)

                           Director                      May __, 2000
------------------
(Marc H. Kozberg)

/s/ Charles M. Reid        Director                      May 15, 2000
-------------------
(Charles M. Reid)

/s/ John W. Rosenblum      Director                      May 15, 2000
---------------------
(John W. Rosenblum)

/s/ Cyrus C. Wilson        Director                      May 15, 2000
-------------------
(Cyrus C. Wilson)

/s/ Christopher F. Conlon  Controller (Principal         May 15, 2000
-------------------------
(Christopher F. Conlon)    Accounting Officer)

                                    EXHIBITS

                                INDEX TO EXHIBITS
Exhibit
No.             DESCRIPTION

* 4.1 Restated Articles of Incorporation of the Registrant effective August 25, 1993, filed as Exhibit 4.1 to Registrant's report on Form 10-Q for the quarter ended October 3, 1993.

*4.1(a) Articles of Amendment of the Articles of Incorporation of the Registrant effective October 23, 1999, to fix the designation, preferences, limitations, and relative rights of a series of its Class B Preferred Stock, filed as Exhibit 4.1(a) to Registrant's report on Form 10-Q for the quarter ended October 3, 1999.

*4.1(b) Amended and Restated Bylaws of Registrant, effective June 18, 1992, filed as Exhibit 3.5 to the Registrant's Registration Statement on Form S-1 (File No. 33-46907).

* 4.1(c) Rights Agreement dated as of October 14, 1999, between the Registrant and First Union National Bank, as Rights Agent, with Form of Articles of Amendment with respect to the Class B Preferred Stock (Series A), the Form of Rights Certificate, and Summary of Rights attached, filed as Exhibit 1 to the Registrant's report on Form 8-A dated October 29, 1999.

*4.3 Note Agreement dated as of August 13, 1992, between Cone Mills Corporation and The Prudential Insurance Company of America, with form of 8% promissory note attached, filed as Exhibit 4.01 to the Registrant's report on Form 8-K dated August 13, 1992.

*4.3(a) Letter Agreement dated September 11, 1992, amending the Note Agreement dated August 13, 1992, between the Registrant and The Prudential Insurance Company of America, filed as Exhibit 4.2 to the Registrant's report on Form 8-K dated March 1, 1995.

*4.3(b) Letter Agreement dated July 19, 1993, amending the Note Agreement dated August 13, 1992, between the

Exhibit
No.             DESCRIPTION

                Registrant and the Prudential Insurance Company of America, filed as Exhibit 4.3 to the Registrant's report on Form 8-K dated March 1, 1995.

*4.3(c) Letter Agreement dated June 30, 1994, amending the Note Agreement dated August 13, 1992, between the Registrant and The Prudential Insurance Company of America, filed as Exhibit 4.4 to the Registrant's report on Form 8-K dated March 1, 1995.

*4.3(d) Letter Agreement dated November 14, 1994, amending the Note Agreement dated August 13, 1992, between the Registrant and The Prudential Insurance Company of America, filed as Exhibit 4.5 to the Registrant's report on Form 8-K dated March 1, 1995.

*4.3(e) Letter Agreement dated as of June 30, 1995, amending the Note Agreement dated August 13, 1992, between the Registrant and The Prudential Insurance Company of America, filed as Exhibit 4.3(e) to the Registrant's report on Form 10-Q for the quarter ended July 2, 1995.

*4.3(f) Letter Agreement dated as of June 30, 1995, between the Registrant and The Prudential Insurance Company of American superseding Letter Agreement, filed as
                Exhibit 4.3(e) to the Registrant's report on Form 10-Q for the quarter ended July 2, 1995.

*4.3(g) Letter Agreement dated as of March 30, 1996, between the Registrant and The Prudential Insurance Company of America, filed as Exhibit 4.3(g) to the Registrant's report on Form 10-Q for the quarter ended March 31, 1996.

*4.3(h) Letter Agreement dated as of January 31, 1997, between the Registrant and The Prudential Insurance Company of America, filed as Exhibit 4.3(h) to the Registrant's report on Form 10-K for the year ended December 29, 1996.

*4.3(i)         Letter Agreement dated as of July 31, 1997, between

Exhibit
No.             DESCRIPTION

                the Registrant and The Prudential Insurance Company of America, filed as Exhibit 4.3(i) to the Registrant's report on Form 10-Q for the quarter ended September 28, 1997.

*4.3(j) Modification to Note Agreement dated as of February 14, 1998, between the Registrant and The Prudential Insurance Company of America, filed as Exhibit 4.3(j) to Registrant's report on Form 10-Q for the quarter ended March 29, 1998.

*4.3(k) Letter Agreement dated as of September 1, 1999, amending the Note Agreement dated August 13, 1992, between the Registrant and The Prudential Insurance Company of America, filed as Exhibit 4.3(i) on Form 10-Q for the quarter ended October 3, 1999.

*4.3(l) Amendment of 1992 Note Agreement dated as of January 28, 2000, by and among Cone Mills Corporation and The Prudential Insurance Company of America, together with all exhibits thereto, filed as Exhibit 9 to the Registrant's report on Form 8-K dated February 11, 2000.

* 4.4 Credit Agreement dated as of January 28, 2000, by and among Cone Mills Corporation, as Borrower, Bank of America, N.A., as Agent and as Lender and the Lenders party thereto from time to time, together with all exhibits thereto, filed as Exhibit 1 to the Registrant's report on Form 8-K dated February 11, 2000.

*4.4(a) Guaranty Agreement dated as of January 28, 2000, made by Cone Global Finance Corporation, CIPCO
                S.C., Inc. and Cone Foreign Trading LLC in favor of
                Bank of America, N.A. as Revolving Credit Agent for the Lenders. The Prudential Insurance Company of America, SunTrust Bank, Morgan Guaranty Trust
                Company of New York, Wilmington Trust Company, as General Collateral Agent, Bank of America, N.A., as Priority Collateral Agent, and Atlantic Financial Group, Ltd., together with all exhibits thereto, filed as

Exhibit
No.             DESCRIPTION

                Exhibit 2 to the Registrant's report on Form 8-K dated February 11, 2000.

*4.4(b) Priority Security Agreement dated as of January 28, 2000, by Cone Mills Corporation and certain of its subsidiaries, as Grantors, and Bank of America, N.A., as Priority Collateral Agent, together with all exhibits thereto, filed as Exhibit 3 to the Registrant's report on Form 8-K dated February 11, 2000.

*4.4(c) General Security Agreement dated as of January 28, 2000, by Cone Mills Corporation and certain of its subsidiaries, as Grantors, and Wilmington Trust Company, as General Collateral Agent, together with all exhibits thereto, filed as Exhibit 4 to the Registrant's report on Form 8-K dated February 11, 2000.

*4.4(d) Securities Pledge Agreement dated as of January 28, 2000, by Cone Mills Corporation in favor of Wilmington Trust Company, as General Collateral Agent, together with all exhibits thereto, filed as
                Exhibit 5 to the Registrant's report on Form 8-K dated February 11, 2000.

*4.4(e) CMM Pledge Agreement dated as of January 28, 2000, by Cone Mills Corporation in favor of Wilmington Trust Company, as General Collateral Agent, together with all exhibits thereto, filed as Exhibit 6 to the Registrant's Report on Form 8-K dated February 11, 2000.

*4.4(f) Deed of Trust, Security Agreement, Fixture Filing, Assignment of Lease and Rents and Financing
                Statement dated as of January 28, 2000, between Cone Mills Corporation, as Grantor, TIM, Inc., as Trustee, Wilmington Trust Company, as General Collateral
                Agent, and Bank of America, N.A., as Designated Collateral Subagent, together with all exhibits thereto, filed as Exhibit 7 to the Registrant's report on Form 8-K dated February 11, 2000.

Exhibit
No.             DESCRIPTION

*4.4(g) Deed of Trust, Security Agreement, Fixture Filing, Assignment of Lease and Rents and Financing
                Statement dated as of January 28, 2000, between Cone Mills Corporation, as Grantor, TIM, Inc., as Trustee, and Bank of America, N.A., as Priority Collateral Agent, together with all exhibits thereto, filed as
                Exhibit 8 to the Registrant's report on Form 8-K dated February 11, 2000.


*4.4(h) Termination Agreement dated as of January 28, 2000, between the Registrant and Morgan Guaranty Trust
                Company of New York, as Agent for various banks terminating the Credit Agent dated August 7, 1997.

* 4.5 Specimen Class A Preferred Stock Certificate, filed as Exhibit 4.5 to the Registrant's Registration Statement on Form S-1 (File No. 33-46907).

* 4.6 Specimen Common Stock Certificate, effective June 18, 1992 filed as Exhibit 4.7 to the Registrant's
                Registration Statement on Form S-1 (File No.
                33-46907).

* 4.7 Cone Mills Corporation 1983 ESOP as amended and restated effective December 1, 1994, filed as Exhibit
                4.9 to the Registrant's report on Form 10-K for the year ended January 1, 1995.

*4.7(a) First Amendment to the Cone Mills Corporation 1983 ESOP dated May 9, 1995, filed as Exhibit 4.9(a) to the Registrant's report on Form 10-K for the year ended December 31, 1995.

*4.7(b) Second Amendment to the Cone Mills Corporation 1983 ESOP dated December 5, 1995, filed as Exhibit 4.9(b) to the Registrant's report on Form 10-K for the year ended December 31, 1995.

*4.7(c) Third Amendment to the Cone Mills Corporation 1983 ESOP dated August 7, 1997, filed as Exhibit 4.8(c) to the Registrant's report on Form 10-Q for the quarter

Exhibit
No.             DESCRIPTION

                ended September 28, 1997.


*4.7(d) Fourth Amendment to the Cone Mills Corporation 1983 ESOP dated December 4, 1997, filed as Exhibit 4.8(d) to the Registrant's report on Form 10-K for the year ended December 28, 1997.

*4.8            Indenture dated as of February 14, 1995, between
                Cone Mills Corporation and Wachovia Bank of
                North Carolina, N.A. as Trustee (Bank of New York is successor Trustee), filed as Exhibit 4.1 to Registrant's Registration Statement on Form S-3 (File No. 33-57713).

5 Opinion of Neil W. Koonce, Esq., General Counsel of the Registrant regarding legality of issuance of Common Stock.

23.1            Consent of Neil W. Koonce, Esq. contained in the
                Opinion, filed as Exhibit 5 hereto.

23.2 Consent of McGladrey & Pullen, LLP, independent auditor.

*99.1 Cone Mills Corporation 2000 Stock Compensation Plan for Non-Employee Directors, Filed as Exhibit 10.18 to the Registrant's report on Form 10-Q for the quarter ended April 2, 2000.

-------------------
*Incorporated by reference to the statement or report indicated.